Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the following registration statements of Nexen Inc.:

•      Registration Statement No.’s 033-26582, 033-34467, 033-43426, 033-66538, 033-81334, 333-05494, 333-07344, 333-09286, 333-13574, 333-118019 and 333-119276 on Form S-8;

•      Registration Statement No.’s 333-09288, 333-10646 and 333-84786 on Form F-3; and

•      Registration Statement No.’s 333-125019 and 333-128510 on Form F-10.

of our reports dated February 9, 2007, relating to the consolidated financial statements of Nexen Inc. (which report expresses an unqualified opinion on the financial statements and includes a separate report on Canada-United States of America reporting differences) and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Nexen Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Calgary, Canada

February 26, 2007